Exhibit 99.2

Twin Hospitality Group Inc.

Management Equity Plan

Award Agreement

[ Name of Participant ]:

You have been granted an award of Restricted Stock Units (an “Award”) under the Twin Hospitality Group Inc. Management Equity Plan (as it may be amended from time to time, the “Plan”), effective as of the Grant Date, on the terms and conditions set forth below. Capitalized terms used in this Award Agreement shall have the meanings given in the Plan.

This Award is subject to the terms and conditions of the Plan, which are incorporated herein by reference.

Grant Date:	______________________

Number of Restricted Share Units (RSUs):	______________________

Vesting:	The RSUs shall vest as follows, subject to your remaining in Continuous Service until the applicable vesting date:

●	Twenty-five percent (25%) will vest on the date that is 6 months after the Offering Date;

●	Another twenty-five percent (25%) will vest on January 2, 2026;

●	Another twenty-five percent (25%) will vest on January 2, 2027; and

●	The final twenty-five percent (25%) will vest on January 2, 2028.

Any portion of the RSUs that are not vested on the date of your termination of Continuous Service for any reason will be forfeited, unless otherwise determined by the Committee.

Notwithstanding the foregoing, if the Company terminates your Continuous Service for Cause, then this Award, whether or not vested, shall be forfeited immediately upon such termination.

Settlement:	The Shares subject to the vested RSUs will be issued to you as soon as practicable (not to exceed thirty (30) days) following the applicable vesting date; provided you have timely executed (and not revoked) a general release of claims in favor of the Company and its affiliates in the form provided by the Company, if so required by the Committee.

Shareholder Rights:	You will not be deemed for any purpose to be a shareholder of the Company with respect to any of the RSUs unless and until Shares are issued hereunder.

Cancellation of FAT Brands options:	In consideration of the granting to you of this Award, you agree that any stock options or other awards previously issued to you under the FAT Brands Inc. 2017 Omnibus Equity Incentive Plan are hereby cancelled in their entirety and surrendered as of the date hereof. FAT Brands Inc. is an intended third-party beneficiary of this paragraph.

Miscellaneous:	●	As a condition of the granting of this Award, you agree, for yourself and your Beneficiary, legal representatives or guardians, that the Committee is authorized to interpret this Award Agreement and the Plan, and that any such interpretation or any other determination made by the Committee pursuant to this Award or the Plan shall be final, binding, and conclusive.

	●	This Award Agreement and the Plan may be amended as described in the Plan.

	●	The RSUs granted in this Award constitute a mere promise by the Company to issue Shares (and, if applicable, pay Dividend Equivalents in cash) to you in the future if the requirements for such issuance are satisfied. With respect to the Shares issuable or cash payable hereunder, you will have the status of a general creditor of the Company.

TWIN HOSPITALITY GROUP INC.

Signature:

Name:

Title:

PARTICIPANT

BY SIGNING BELOW, YOU ACKNOWLEDGE YOU HAVE RECEIVED A COPY OF THE PLAN AND AWARD AGREEMENT AND AGREE TO THEIR TERMS.

Signature:
Participant

PLEASE RETURN ONE SIGNED COPY TO _______________________ WITHIN 30 DAYS OF YOUR RECEIPT OF THIS AWARD AGREEMENT.

RETAIN THE SECOND COPY FOR YOUR FILES.

2

Twin Hospitality Group Inc.

Management Equity Plan

Beneficiary Designation Form

Please complete all blanks and print clearly.

Name of Participant: ________________________________________________________________________________

I hereby designate the following individual or trust to be my beneficiary for purposes of the Plan. If an individual is named, and such individual does not survive me, or if the trust named below does not exist at the time of my death, then the amounts due under the Plan shall be paid to my estate. If an individual is named below and survives me, but does not survive to receive any payment due to him or her under the Plan, then the amounts due under the Plan shall be paid to the beneficiary’s estate.

Name of Beneficiary: _______________________________________________________________________________

If trust is named, Name of Current Trustee: ______________________________________________________________

Last 4 Digits of Beneficiary’s Social Security Number or Trust Tax ID: XX- XXX - _________________________________

Current Address of Beneficiary/Trustee: ________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

You may revoke this Beneficiary Designation at any time by completing a new Beneficiary Designation Form and returning it to the individual named below. The last designation on file with the Company prior to your death will be given effect. An incomplete or illegible form, however, will not be given effect.

This Beneficiary Designation Form may not be an effective waiver of any marital property right that your spouse (at the time of your death) may have to amounts due under the Plan. Please consult with your personal legal advisor about how to obtain a waiver of marital property rights, if any.

By:
Signature of Participant

Date:

PLEASE RETURN A SIGNED COPY TO _________________________________.